Oportun Reports Strong Third Quarter 2022 Financial Results
Total revenue of $250 million, growth of 57% year-over-year

Early-stage delinquencies trending down following July credit tightening

First payment defaults fall below 2019 levels

Raising full year 2022 revenue and earnings guidance

SAN CARLOS, CA – November 7, 2022 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun”, or the "Company") today reported financial results for the third quarter ended September 30, 2022.

“Oportun delivered a strong third quarter, while exhibiting responsible growth and disciplined expense management amidst ongoing macroeconomic headwinds. I'm pleased that the further credit tightening actions we implemented in July are having their intended effect", said Raul Vazquez, CEO of Oportun. "Lowering our approval rates and shifting our focus towards returning members enabled us to drive down early stage delinquencies and first payment defaults, which ended the quarter below 2019 pre-pandemic levels. Nevertheless we continued to execute on our long-term growth strategy by adding high-quality new members at an annualized rate of 9% to total 1.9 million, with product adoption continuing to outpace membership at an annualized rate of 11%. We also raised additional capital with a new four-year $150 million senior secured term loan supporting our future securitization and warehouse line financings, and following the quarter completed our fourth securitization financing of the year. Our revised guidance reflects our current expectation that each quarter in 2022 will be profitable on an adjusted basis. We are raising our full year 2022 revenue guidance to a range between $946 to $951 million, and our Adjusted EPS guidance to a range between $2.19 to $2.25."

Third Quarter 2022 Results

Metric	GAAP		Adjusted[1]
	3Q22	3Q21	3Q22	3Q21
Total revenue	$250	$159
Net income (loss)	($106)	$23	$8	$24
Diluted EPS	$(3.21)	$0.75	$0.25	$0.78
Adjusted EBITDA			($6)	$18
Dollars in millions, except per share amounts.

Business Highlights

◦Members were 1.9 million(2), a 9% annualized increase during the quarter
◦Products were 2.0 million(3), an 11% annualized increase during the quarter
◦Aggregate Originations were $634M, down 4% year-over-year
◦Managed Principal Balance at End of Period was $3.35B, up 56% year-over-year
◦Annualized Net Charge-Off Rate of 9.8% as compared to 5.5% for the prior-year period
◦30+ Day Delinquency Rate of 5.4% as compared to 2.8% for the prior-year period

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

(2) Beginning 1Q22, the Company modified its definition of Members to reflect the long term nature of its relationships with its members.
(3) Beginning 1Q22, the Company modified its definition of Products to reflect multiproduct adoption by its members.

Financial and Operating Results

All figures are as of September 30, 2022, unless otherwise noted.

Growth Highlights

Members – Members as of the end of the third quarter grew to 1.9 million, up from 1.8 million as of the end of the prior-quarter, a 9% annualized growth rate for the quarter.

Products – Products as of the end of the third quarter grew to 2.0 million, up from 1.9 million as of the end of the prior-quarter, a 11% annualized growth rate for the quarter.

Originations – Aggregate Originations for the third quarter were $634 million, a decrease of 4% as compared to $662 million in the prior-year quarter. The decrease is primarily driven by fewer loans originated due to the Company tightening its credit underwriting standards and focusing lending towards existing and returning members to improve credit outcomes; partially offset by growth in average loan size.

Financial Results

Revenue – Total revenue for the third quarter was $250 million, an increase of 57% as compared to $159 million in the prior-year quarter. The increase was primarily attributable to higher interest income due to growth in the Company's underlying portfolio. Net revenue for the third quarter was $147 million, an increase of 5% as compared to net revenue of $140 million in the prior-year quarter. Net revenue improved from the prior-year quarter due to higher revenue, partially offset by a net decrease in fair value of its loans.

Operating Expense and Adjusted Operating Expense – For the third quarter, total operating expense was $259 million, as compared to $111 million in the prior-year quarter. A non-cash, non-recurring goodwill impairment charge of $108 million was triggered in compliance with ASC 350 Intangibles – Goodwill and Other by the decrease in the Company’s market capitalization, which was primarily driven by macroeconomic conditions. The other intangibles acquired in connection with Digit were not impaired. Absent the impact of the goodwill impairment charge, total operating expense of $151 million declined 4% from $158 million in the prior-quarter, Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, increased 27% year-over-year to $136 million, growing slower than total revenue which grew 57% in the same period. Adjusted Operating Expense improved sequentially from $140 million in the prior-quarter.

Net Income (Loss) and Adjusted Net Income – Net loss was $106 million as compared to net income of $23 million in the prior-year quarter, driven by the impact of the $108 million goodwill impairment charge. Adjusted Net Income was $8.4 million as compared to $24 million in the prior-year quarter. The decreases in net income and Adjusted Net Income are attributable to increased operating expenses and a net decrease in fair value, partially offset by increased revenues. For the first nine months of the year, Adjusted Net Income was $65 million, representing 23% year-over-year growth.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were both $3.21 for the three months ended September 30, 2022. GAAP earnings per share, basic and diluted, were $0.82 and $0.75, respectively, in the prior-year quarter. Adjusted Earnings Per Share was $0.25 as compared to $0.78 in the prior-year quarter. For the first nine months of the year, Adjusted Earnings Per Share was $1.95, representing 11% year-over-year growth.

Adjusted EBITDA – Adjusted EBITDA was a $6.2 million loss, down from a $18 million gain in the prior-year quarter. Adjusted EBITDA remained flat at $23 million for the first nine months of the year compared to the prior-year period.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the quarter was 9.8%, compared to 5.5% for the prior-year quarter. Last year's charge-off rate benefited from the impact of government stimulus and was below the Company's historic average.

30+ Day Delinquency Rate – The Company's 30+ Day Delinquency Rate was 5.4% at the end of the quarter, compared to 2.8% at the end of the prior-year quarter. The Company has seen a decrease in early-stage delinquencies, with 8 to 14 day delinquencies and 15 to 29 day delinquencies of 1.7% and 1.8%, respectively, as of September 30, 2022 as compared to 1.7% and 2.1%, respectively, as of July 31, 2022 when the Company further tightened its credit underwriting standards and focused lending towards existing and returning members to improve credit outcomes.

First Payment Defaults – First Payment Defaults on newly-originated loans are trending better than 2019 levels due to the Company's tightening of credit underwriting standards and focusing lending towards existing and returning members to improve credit outcomes. The Company regards First Payment Defaults to be an early indicator of credit performance as the outstanding principal balance of loans that have their first payment past due are regarded as more likely to default and result in a charge-off. First Payment Defaults are calculated as the principal balance of any loan whose first payment becomes 30 days past due, divided by the aggregate principal balance of all loans originated during that same week.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the quarter was 104% as compared to 70% in the prior-year quarter. Adjusted Operating Efficiency for the third quarter was 54%, as compared to 67% in the prior-year quarter. Adjusted Operating Efficiency excludes stock-based compensation expense and certain non-recurring charges, such as the Company's retail network optimization expenses, impairment charges and acquisition and integration related expenses. The decline in Operating Efficiency and Adjusted Operating Efficiency reflect the Company's revenue growing more quickly than operating expenses.

Return On Equity ("ROE") and Adjusted ROE – ROE for the quarter was (70)%, as compared to 18% in the prior-year quarter.  Adjusted ROE for the quarter was 5.6%, as compared to 19% in the prior-year quarter. For the last twelve months, Adjusted ROE averaged 17%.

New Products

Secured personal loans – As of September 30, 2022, the Company had a secured personal loan receivables balance of $116 million, up 293% from $30 million at the end of the third quarter 2021.

Credit card receivables – As of September 30, 2022, the Company had a credit card receivables balance of $131 million, up 242% from $38 million at the end of the third quarter 2021.

Funding and Liquidity

As of September 30, 2022, total cash was $272 million, consisting of cash and cash equivalents of $176 million and restricted cash of $96 million. Cost of Debt and Debt-to-Equity were 3.9% and 5.2x, respectively, for and at the end of the third quarter 2022 as compared to Cost of Debt and Debt-to-Equity of 2.8% and 3.3x, respectively, for and at the end of the prior-year quarter. As of September 30, 2022, the Company had $309 million of undrawn capacity on its existing $600 million personal loan warehouse line. The Company's personal loan warehouse line is committed through September 2024. As of September 30, 2022, the Company had $73 million of undrawn capacity on its existing $150 million credit card warehouse line. The Company's credit card warehouse line is committed through December 2023.

On September 14, 2022, the Company entered into a credit agreement for a $150 million senior secured term loan. The term loan is scheduled to mature on September 14, 2026, and is not subject to amortization. Certain prepayments of the term loan are subject to a prepayment premium.

On November 3, 2022, the Company completed the issuance of $300 million of Series 2022-3 fixed rate asset-backed notes in a private asset-backed securitization transaction secured by a pool of unsecured and secured installment loans.

Financial Outlook for Fourth Quarter and Full Year 2022

Oportun is providing the following guidance for 4Q 2022 and full year 2022 as follows:

	4Q 2022	Full Year 2022
Aggregate Originations	$650 - $700 M	$2,962 - $3,012 M
Total Revenue	$255 - $260 M	$946 - $951 M
Adjusted Net Income	$8 - $10 M	$73 - $75 M
Adjusted EPS (1)	$0.24 - $0.30	$2.19 - $2.25
Annualized Net Charge-Off Rate	11.9% +/- 25 bps	9.9% +/- 20 bps

[1] Based on 33,396,557 and 33,268,453 shares outstanding as of the end of each listed period respectively.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss third quarter 2022 results at 5:00 p.m. ET (2:00 p.m. PT) today. The dial-in number for the conference call is 877-300-8522 (toll-free) or 412-542-4174 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Efficiency, and Adjusted Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is an A.I.-powered digital banking platform that seeks to make financial health effortless for anyone. Driven by a mission to provide inclusive and affordable financial services, Oportun helps its over 1.8 million hardworking members meet their daily borrowing, savings, banking, and investing needs. Since inception, Oportun has provided more than $14 billion in responsible and affordable credit, saved its members more than $2.3 billion in interest and fees, and automatically helped members set aside more than $8.5 billion for rainy days and other needs. In recognition of its responsibly designed products, Oportun has been certified as a Community Development Financial Institution (CDFI) since 2009.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, achievement of the Company's strategic priorities and goals, the Company's future growth opportunities, ability of the Company's $150 million senior secured term loan to support its future securitization and warehouse line financings, and the Company's fourth quarter and revised 2022 full year outlook, and the Company's expectations related to future profitability on an adjusted basis, are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “anticipate,” “project,” "outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and include, but are not limited to, the impact of COVID-19 on the Company's business and the economy as a whole; Oportun’s future financial performance, including aggregate originations; trends in revenue, net revenue, operating expenses, and net income; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun's ability to increase market share and enter into new markets; Oportun's ability to expand its member base; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies, including the Digit acquisition; the risk of security breaches or incidents affecting the Company's information technology systems or those of the Company's third-party vendors or service providers; Oportun’s ability to successfully offer loans in additional states; and Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry. The forward-looking statements speak only as of the date on which they are made, and, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Usher Lieberman
(650) 769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Interest income	$232.1	$145.4	$632.0	$401.2
Non-interest income	18.0	13.6	58.6	31.4
Total revenue	250.1	159.1	690.6	432.7
Less:
Interest expense	26.7	10.6	57.5	36.2
Net decrease in fair value	(76.4)	(9.0)	(135.9)	(26.5)
Net revenue	147.0	139.5	497.2	370.0

Operating expenses:
Technology and facilities	56.1	34.2	158.1	100.3
Sales and marketing	21.8	32.1	88.7	79.7
Personnel	40.0	29.0	114.5	84.4
Outsourcing and professional fees	18.6	13.3	50.1	40.8
General, administrative and other	14.4	2.7	44.7	22.9
Goodwill impairment	108.5	—	108.5	—
Total operating expenses	259.3	111.4	564.6	328.1

Income (loss) before taxes	(112.4)	28.1	(67.4)	41.9
Income tax expense (benefit)	(6.5)	5.1	2.0	8.7
Net income (loss)	$(105.8)	$23.0	$(69.3)	$33.2

Diluted Earnings (Loss) per Common Share	$(3.21)	$0.75	$(2.12)	$1.11
Diluted Weighted Average Common Shares	33,010,107	30,503,773	32,688,988	30,059,675

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$175.9	$131.0
Restricted cash	96.4	62.0
Loans receivable at fair value	2,991.3	2,386.8
Interest and fees receivable, net	30.6	20.9
Capitalized software and other intangibles	139.1	131.2
Goodwill	—	104.0
Right of use assets - operating	32.1	38.4
Other assets	74.7	72.3
Total assets	$3,540.0	$2,946.6

Liabilities and stockholders' equity
Liabilities
Secured financing	$365.1	$393.9
Asset-backed notes at fair value	2,238.3	1,651.7
Acquisition and corporate financing	241.8	114.1
Lease liabilities	40.1	47.7
Other liabilities	105.4	135.4
Total liabilities	2,990.9	2,342.7
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	540.9	526.3
Retained earnings	14.5	83.8
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	549.1	603.9
Total liabilities and stockholders' equity	$3,540.0	$2,946.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net income (loss)	$(105.8)	$23.0	$(69.3)	$33.2
Adjustments for non-cash items	209.3	14.6	308.6	72.8
Proceeds from sale of loans in excess of originations of loans sold and held for sale	0.1	6.2	6.2	15.6
Changes in balances of operating assets and liabilities	(35.9)	3.3	(86.1)	(18.0)
Net cash provided by operating activities	67.7	47.1	159.3	103.7

Cash flows from investing activities
Net loan principal repayments (loan originations)	(264.0)	(249.0)	(1,123.6)	(295.7)
Proceeds from loan sales originated as held for investment	0.7	—	247.9	—
Capitalization of system development costs	(13.2)	(6.9)	(36.8)	(18.5)
Other, net	(1.3)	(0.7)	(3.4)	(2.6)
Net cash used in investing activities	(277.9)	(256.6)	(915.9)	(316.7)

Cash flows from financing activities
Borrowings	918.8	745.2	2,654.8	1,762.8
Repayments	(569.4)	(669.0)	(1,810.8)	(1,491.0)
Net stock-based activities	(0.9)	(0.8)	(8.2)	(3.6)
Net cash provided by financing activities	348.5	75.3	835.8	268.2

Net increase (decrease) in cash and cash equivalents and restricted cash	138.4	(134.2)	79.2	55.2
Cash and cash equivalents and restricted cash beginning of period	133.9	358.0	193.0	168.6
Cash and cash equivalents and restricted cash end of period	$272.2	$223.8	$272.2	$223.8

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Members(1) (Actuals)	1,858,335	772,361	1,858,335	772,361
Products(1) (Actuals)	1,981,310	772,361	1,981,310	772,361
Aggregate Originations (Millions)	$634.2	$662.1	$2,312.5	$1,430.4
30+ Day Delinquency Rate (%)	5.4%	2.8%	5.4%	2.8%
Annualized Net Charge-Off Rate (%)	9.8%	5.5%	9.0%	6.8%
Return on Equity (%)	(70.1)%	18.3%	(16.1)%	9.1%
Adjusted Return on Equity (%)	5.6%	19.0%	15.0%	14.4%

Oportun Financial Corporation
OTHER METRICS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Managed Principal Balance at End of Period (Millions)	$3,351.5	$2,147.9	$3,351.5	$2,147.9
Owned Principal Balance at End of Period (Millions)	$2,969.7	$1,862.1	$2,969.7	$1,862.1
Average Daily Principal Balance (Millions)	$2,903.9	$1,741.4	$2,633.2	$1,654.6

(1) The 772,361 Members and Products reported as of September 30, 2021 reflect our previously defined and disclosed "Active Customer" metric. Products presented as of September 30, 2021 represents one product per member as the Company did not have members with multiple products at that time. Effective January 1, 2022, Active Customers is no longer a Key Financial and Operating Metric.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated November 7, 2022 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Efficiency, Adjusted Operating Expense, Adjusted Return on Equity and Adjusted EPS.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company believes it is useful to exclude the impact of interest expense associated with the Company's Corporate Financing, as this expense is a function of its capital structure.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, its retail network optimization plan, impairment charges and acquisition and integration related expenses, because it does not believe that these items reflect ongoing business operations.
•The Company also reverses origination fees for Loans Receivable at Fair Value, net. The Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income
The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, its retail network optimization plan, impairment charges and acquisition and integration related expenses, because it does not believe that these items reflect its ongoing business operations.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency and Adjusted Operating Expense
The Company defines Adjusted Operating Efficiency as Adjusted Operating Expense divided by total revenue. The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as a litigation reserve, retail network optimization expenses, impairment charges and acquisition and integration related expenses. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficiently the Company is managing costs relative to revenue. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to its stockholders' equity and how efficiently it generates income from stockholders' equity.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA	2022	2021	2022	2021
Net income (loss)	$(105.8)	$23.0	$(69.3)	$33.2
Adjustments:
Income tax expense (benefit)	(6.5)	5.1	2.0	8.7
Interest on corporate financing	0.9	—	0.9	—
Depreciation and amortization	9.2	5.7	25.3	17.0
Impairment	108.5	—	108.5	3.3
Stock-based compensation expense	7.1	4.6	20.8	14.5
Litigation reserve	—	—	2.8	—
Retail network optimization expenses, net	0.2	0.1	1.9	12.8
Acquisition and integration related expenses	8.1	—	22.4	—
Origination fees for Loans Receivable at Fair Value, net	(6.3)	(5.9)	(17.7)	(9.1)
Fair value mark-to-market adjustment	(21.4)	(14.6)	(74.1)	(57.2)
Adjusted EBITDA	$(6.2)	$18.1	$23.3	$23.3

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Net Income	2022	2021	2022	2021
Net income (loss)	$(105.8)	$23.0	$(69.3)	$33.2
Adjustments:
Income tax expense (benefit)	(6.5)	5.1	2.0	8.7
Impairment	108.5	—	108.5	3.3
Stock-based compensation expense	7.1	4.6	20.8	14.5
Litigation reserve	—	—	2.8	—
Retail network optimization expenses, net	0.2	0.1	1.9	12.8
Acquisition and integration related expenses	8.1	—	22.4	—
Adjusted income before taxes	11.5	32.8	88.9	72.6
Normalized income tax expense	3.1	9.0	24.0	19.9
Adjusted Net Income	$8.4	$23.8	$64.9	$52.7

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Operating Efficiency	2022	2021	2022	2021
Operating Efficiency	103.7%	70.0%	81.8%	75.8%
Total Revenue	$250.1	$159.1	$690.6	$432.7

Total Operating Expense	$259.3	$111.4	$564.6	$328.1
Adjustments:
Impairment	(108.5)	—	(108.5)	(3.3)
Stock-based compensation expense	(7.1)	(4.6)	(20.8)	(14.5)
Litigation reserve	—	—	(2.8)	—
Retail network optimization expenses, net	(0.2)	(0.1)	(1.9)	(12.8)
Acquisition and integration related expenses	(8.1)	—	(22.4)	—
Total Adjusted Operating Expense	$135.5	$106.7	$408.4	$297.4

Adjusted Operating Efficiency	54.2%	67.1%	59.1%	68.7%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP Earnings per Share	2022	2021	2022	2021
Net income (loss)	$(105.8)	$23.0	$(69.3)	$33.2
Net income (loss) attributable to common stockholders	$(105.8)	$23.0	$(69.3)	$33.2

Basic weighted-average common shares outstanding	33,010,107	28,167,686	32,688,988	27,982,273
Weighted average effect of dilutive securities:
Stock options	—	1,451,687	—	1,351,288
Restricted stock units	—	884,400	—	726,114
Diluted weighted-average common shares outstanding	33,010,107	30,503,773	32,688,988	30,059,675

Earnings (loss) per share:
Basic	$(3.21)	$0.82	$(2.12)	$1.19
Diluted	$(3.21)	$0.75	$(2.12)	$1.11

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Earnings Per Share	2022	2021	2022	2021
Diluted earnings (loss) per share	$(3.21)	$0.75	$(2.12)	$1.11

Adjusted Net Income	$8.4	$23.8	$64.9	$52.7

Basic weighted-average common shares outstanding	33,010,107	28,167,686	32,688,988	27,982,273
Weighted average effect of dilutive securities:
Stock options	72,714	1,451,687	326,702	1,351,288
Restricted stock units	101,363	884,400	208,600	726,114
Diluted adjusted weighted-average common shares outstanding	33,184,184	30,503,773	33,224,290	30,059,675

Adjusted Earnings Per Share	$0.25	$0.78	$1.95	$1.75

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	4Q 2022		FY 2022
	Low	High	Low	High
Adjusted Net Income
Net income (loss)	$(1.4)	$0.1	$(71.4)	(69.9)
Adjustments:
Income tax expense (benefit)	(0.5)	—	1.2	1.7
Impairment	—	—	108.5	108.5
Stock-based compensation expense	6.7	7.2	27.4	28.0
Litigation reserve	—	—	2.8	2.8
Acquisition and integration related expenses	6.2	6.4	29.8	29.9
Retail network optimization expenses, net	—	—	1.7	1.7
Adjusted income (loss) before taxes	11.0	13.7	100.0	102.7
Normalized income tax expense (benefit)	3.0	3.7	27.0	27.7
Adjusted Net Income (loss) (1)	$8.0	$10.0	$73.0	$75.0
Forecasted diluted weighted-average shares outstanding used to calculate Adjusted EPS	33.4	33.4	33.3	33.3
Adjusted EPS	$0.24	$0.30	$2.19	$2.25

Note: Numbers may not foot or cross-foot due to rounding.

(1) Management's guidance assumes the following:

With respect to 4Q 2022 and FY 2022, for loans which are projected to have a weighted average life of 0.94 years, the Company is assuming a December 31, 2022 interpolated benchmark rate of 4.61%, based on the forward rates from October 11, 2022. For notes which have original terms of 1 to 3 years, the Company interpolated between the forward benchmark rates. The Company is assuming a December 31, 2022 interpolated benchmark rate of 4.44%, based on the forward rates from October 11, 2022.